Exhibit 10.1

[This is an English translation of the original issued in Japanese]

[Note] The Company assumes no responsibility for this translation or for direct, indirect, or other forms of damages arising from the translation. This document has been translated from the Japanese original for reference purposes only. In the event of any discrepancy between this translated document and the Japanese original, the original shall prevail.

Share Transfer Agreement

Yoshitsu Co., Ltd (hereinafter referred to as “Party A”), as the share transferor, and SeihinKokusai Co., Ltd (hereinafter, “Party B”), as the share transferee, entered into the following contract regarding the transfer of 800 shares of common stock of Palpito Co., Ltd.

Article 1 Party A shall transfer 800 shares of common stock of Palpito Co., Ltd. owned by Party A to Party B, and Party B shall pay Party A 40,000,000 yen in exchange for the transfer of the shares.

Article 2 Payment of the price for the transfer of shares prescribed in the preceding Article shall be made by the method of transfer to the financial institution account designated by Party A within 7 days after the conclusion of this contract, and the fee of the financial institution for the transfer shall be borne by Party B as it shall be.

Article 3 If Party B does not pay the price for the transfer of shares specified in Article 1 within the period specified in the preceding Article, Party A may cancel this contract.

Article 4 Party A and Party B shall indicate that the shares of Palpito Co., Ltd. stipulated in Article 1 have been transferred from Party A to Party B without delay after Party B has paid the price for the share transfer to Party A based on this contract, and Party B may notify Party A and request transfer of shareholder registry.

Article 5 Party A has pledged not to transfer the shares of Palpito Co., Ltd. to a third party other than Party B by the date of this contract, and if it is discovered later in the unlikely event that some or all of the shares are double-transferred, the full amount of the damage suffered by Party B shall be compensated.

As a proof of the conclusion of this contract, two copies of this contract will be prepared, and one copy will be retained by each of Party A and Party B.

June 30, 2023

Party A: Yoshitsu Co., Ltd

By:	/s/ Mei Kanayama
Name:	Mei Kanayama
Title:	Representative Director

Party B: SeihinKokusai Co., Ltd

By:	/s/ Chiaki Kanayama
Name:	Chiaki Kanayama
Title:	Representative Director